Exhibit 10-e

TEMPLATE

RESTRICTED STOCK AGREEMENT FOR

EMPLOYEES UNDER THE CINERGY CORP.

1996 LONG-TERM INCENTIVE COMPENSATION PLAN

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), dated effective as of                                (the “Date of Grant”), is made by and between Cinergy Corp., a Delaware corporation, and                                (the “Employee”), an employee of Cinergy Corp. or one of its directly or indirectly held majority or greater-owned subsidiaries (collectively referred to herein as the “Company”).

WHEREAS, Cinergy Corp. has adopted the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), pursuant to which the Employee has been granted the right, contingent upon the Employee satisfying certain vesting requirements, to receive shares of Cinergy Corp. common stock, with par value of $0.01 per share (“Common Stock”), on the terms set forth in this Agreement; and

WHEREAS, the parties desire to enter into this Agreement to set forth their understandings with respect to the Common Stock described in this Agreement, such Common Stock sometimes referred to herein as “Restricted Stock.”

NOW, THEREFORE, in consideration of the recitals and the mutual agreements contained in this Agreement, the parties agree as follows:

1.                                      Grant of Restricted Stock. Cinergy Corp. hereby grants to the Employee as of the Date of Grant              shares of Restricted Stock (the “Restricted Stock”) subject to and upon the terms, conditions and restrictions set forth in this Agreement and the Plan.  The Restricted Stock shall be fully paid and nonassessable.

2.                                      Restrictions on Restricted Stock. The Restricted Stock shall be subject to the following terms, conditions and restrictions:

(a)                                  Subject to the restrictions set forth in the Plan and this Agreement, the Employee shall possess all incidents of ownership of the Restricted Stock.

(b)                                 The Restricted Stock, and the Employee’s interest therein, may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of by the Employee, except to the Company, until the Restricted Stock has become vested as provided in Section 2(c) hereof; provided, however, that the Employee’s rights with respect to the Restricted Stock may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of this Agreement shall be void, and the other party to any such purported transaction shall not obtain any right or interest in the Common Stock.

(c)                                  Subject to earlier forfeiture as described in Section 2(d) hereof, the Restricted Stock shall vest on                               , provided that the Employee has been continuously employed with the Company as of such date [and the Committee (as defined in the Plan) determines as of such date that all of the performance measures set forth in Section 2(e) (the “Performance Measures”) have been satisfied in full.] Notwithstanding the preceding sentence, the Restricted Stock shall immediately vest in full [(without regard to whether the Performance Measures have been satisfied)] if Employee has been continuously employed with the Company until the first to occur of the following events (provided that such events occur on or prior to                               ): (i) the Employee’s death, (ii) the

Employee’s disability (as that term is defined in the Cinergy Corp. Long-Term Disability Plan) or, (iii) during the two-year period beginning on the “Cinergy Effective Time,” as such term is used in the Agreement and Plan of Merger by and among Duke Energy Corporation, Cinergy Corp., Deer Holding Corp., Deer Acquisition Corp. and Cougar Acquisition Corp., dated May 8, 2005, either the Company terminates the Employee’s employment for reasons other than Cause or the Employee terminates his or her employment with the Company for Good Reason.(1)

(d)                                 The Employee shall forfeit his or her Restricted Stock in its entirety if he or she ceases to remain continuously employed by the Company until the date on which the Restricted Stock vests in accordance with Section 2(c) hereof. In the event of forfeiture, the certificate(s) representing the Restricted Stock covered by this Agreement shall be transferred to and reacquired by the Company at no cost to the Company.

(e)                                  For purposes of this Agreement, the following terms shall have the following meanings:

(i)                                     For purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meaning given to such terms in the most recent employment agreement, as amended, in effect for the Employee.

(ii)                                  “Performance Period” shall mean the period beginning on                                    and ending on                                   .

(iii)                               “Performance Measures” shall be as follows:  [Insert Performance Measures]

3.                                      Certificate; Restrictive Legend.  The Employee agrees that the Restricted Stock shall be represented by a certificate or certificates registered in the Employee’s name and endorsed with an appropriate legend referring to the restrictions set forth in this Agreement.

4.                                      Retention of Stock Certificate; Dividends.

(a)                                  The certificate(s) representing the Restricted Stock shall be held in custody by the Company or its agent until those shares have become vested in accordance with Section 2(c) of this Agreement.  The Employee hereby appoints the Company, with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such forfeited shares to the Company upon such forfeiture.

(b)                                 Except as otherwise provided herein, from and after the Date of Grant, the Employee shall have all rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock [and receive any dividends;] [, but during the period commencing on                                and ending on the date the Restricted Stock becomes fully vested, any dividends that would have been paid to the Employee if he or she had held the Restricted Stock during such period and such stock had not been subject to forfeiture provisions will be retained by the Company and will be subject to the provisions set forth in Section 2; if the Restricted Stock becomes vested as provided herein, the Company shall transfer to the Employee within thirty days after such vesting date additional Common Stock having a fair market value on the date of transfer equal to the dividends retained with respect to the Restricted Stock;] provided, however, that any additional Common Stock or other securities that the Employee may become entitled to

(1)          The vesting events for restricted stock vary for each participant.  Some restricted stock grants incorporate a cliff vesting schedule while others use a graded vesting schedule.  The restricted stock grants incorporate some or all of the items set forth in
Section 2(c).

receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Stock covered by this Agreement.

5.                                      Income Taxes. The Employee shall pay to the Company promptly upon request, and in any event at the time the Employee recognizes taxable income in respect of the Restricted Stock, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock.  Such payment shall be made in the form of cash, shares of Common Stock already owned or withholding from shares otherwise transferable upon the lapse of restrictions, or in a combination of such methods, as determined by the Employee.  The Employee shall promptly notify the Company of any election made by the Employee pursuant to Section 83(b) of the Code.

6.                                      Incorporation by Reference. The provisions of the Plan are incorporated into this Agreement by reference. This Agreement shall be construed in accordance with the provisions of the Plan and such regulations as may from time to time be adopted by the Committee. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Employee and his or her legal representative in respect of any questions arising under the Plan, or this Agreement. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. By signing this Agreement, the Employee acknowledges that he or she has received a copy of the Plan and this Agreement and has had an opportunity to review the Plan and this Agreement and agrees to be bound by all the terms and provisions of the Plan and this Agreement.

7.                                      Notices and Electronic Delivery and Signature. Except as otherwise provided by the Company from time to time, any and all notices, designations, consents, offers, acceptances and any other communications provided for in this Agreement shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of Cinergy Corp., to Cinergy Corp., 139 East Fourth Street, Cincinnati, Ohio 45202, Attention: Manager, Compensation, or such other address or in accordance with such other procedure as the Company may, from time to time, specify, and in the case of the Employee, to the Employee’s address appearing on the books of the Company, or to the Employee’s residence or to such other address as may be designated in writing by the Employee. Notwithstanding the foregoing, the Employee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents, including all materials required to be distributed pursuant to applicable securities laws.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), the Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  The Employee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.  The Employee understands that, unless earlier revoked by the Employee, this consent shall be effective for the duration of the Agreement and that he or she shall have the right at any time to request written copies of any and all materials referred to above.

8.                                      No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Employee at any time for any reason whatsoever, with or without Cause.

9.                                      Successors. The terms of this Agreement shall be binding upon and inure to the benefit of Cinergy

Corp., its successors and assigns, and on the Employee and the beneficiaries, executors, administrators, heirs, and successors of the Employee.

10.                               Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision has been omitted.

11.                               Modifications.  No change, amendment, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties.

12.                               Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto.

13.                               Governing Law.  This Agreement and the Employee’s rights under it shall be construed and determined in accordance with the laws of the state of Delaware.

14.                               Headings. The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

15.                               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.                               Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any Common Stock pursuant to this Agreement if the delivery thereof would result in a violation of any such law.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the              day of                               ,           .

EMPLOYEE	CINERGY CORP.

Signature:	By: